Exhibit n.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of
StoneCastle Financial Corp.:

We consent to the use in the Registration Statement on Form N-2 (33 Act File No. 333-204417) of our report, dated February 27, 2015 (incorporated by reference), herein relating to the statement of changes in net assets and the financial highlights for the year ended December 31, 2014 of StoneCastle Financial Corp., appearing in this Registration Statement.

Short Hills, New Jersey
March, 24, 2016